UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

Dollarama Group Holdings L.P.

(Exact name of registrants as specified in their charters)

Quebec, Canada	333-143444	Not Applicable
(State or other jurisdiction of incorporation or organization)	Commission File Numbers:	(I.R.S. Employer Identification No.)

5805 Royalmount Avenue

Montreal, Quebec H4P 0A1

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (514) 737-1006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On April 14, 2010, Dollarama Inc. (“Dollarama”), the parent company of Dollarama Group Holdings L.P. (the “Partnership”), filed a preliminary prospectus (the “Preliminary Prospectus”) with the Canadian securities regulatory authorities relating to the proposed secondary offering of 10,165,000 common shares (“Common Shares”) of Dollarama (or 11,689,750 Common Shares if the underwriters’ over-allotment option is exercised in full) by Bain Dollarama (Luxembourg) One S.à r.l. (“Bain Capital”), Stéphane Gonthier and an entity controlled by Larry Rossy at a price to the public of Cdn.$24.60 per Common Share. After giving effect to this offering, but before giving effect to the over-allotment option, Bain Capital will own 23,303,004 common shares of the Dollarama, or a 31.9% interest, while Larry Rossy will own 4,660,327 shares and hold a 6.4% interest in Dollarama.

The information in this Current Report on Form 8-K under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any of the Partnership’s filings with the Securities and Exchange Commission or any other document, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of Dollarama or of the Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLARAMA GROUP HOLDINGS L.P. By: Dollarama Group Holdings GP ULC, its general partner

By:	/s/ Larry Rossy
Name:	Larry Rossy
Title:	Chief Executive Officer

Date: April 14, 2010